[TYPE]     10-Q
[DOCUMENT-COUNT]     1
[SROS]     NASD
[SUBMISSION-CONTACT]
[NAME]     KAREN E. CREPPS
[PHONE]     970-925-6700
[SUBMISSION-CONTACT]
[FILER]
[CIK]     0000868453
[CCC]     2kec@abs
[FILER]
[PERIOD]     06/30/96